UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

1200 West Platt Street, Suite 1000 Tampa, Florida 33606 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	LMFAW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01.  Entry into a Material Definitive Agreement.

On March 23, 2020, LM Funding America, Inc. (the “Company”) entered into a Share Exchange Agreement, dated March 23, 2020 (the “Share Exchange Agreement”), with Hanfor (Cayman) Limited, a Cayman Islands exempted company (“Hanfor”), and BZ Industrial Limited, a British Virgin Islands business company and the sole stockholder of Hanfor (“Seller”). The Share Exchange Agreement provides for a business combination transaction in which Seller will transfer and assign to the Company all of the share capital of Hanfor in exchange for a number of shares of common stock that will result in Seller owning 86.5% of the outstanding common stock of the Company (the “Exchange Transaction”).  Upon the closing of the Exchange Transaction, Hanfor will become a wholly owned subsidiary of the Company.

The parties’ respective obligations to complete the Exchange Transaction are subject to various closing conditions.  The conditions to the Company’s obligation to complete the Exchange Transaction will include approval of the Exchange Transaction by the Company’s stockholders at a duly called stockholder meeting; the receipt of a fairness opinion by the Company’s board of directors for the Exchange Transaction; the absence of a material adverse change in the business, assets, or operations of Hanfor; the exercise of outstanding warrants to purchase at least 729,167 shares of Company common stock (or the Seller’s purchase of shares in a private placement in lieu thereof); and various customary closing conditions.  The conditions to the Seller’s and Hanfor’s obligation to complete the Exchange Transaction will include the continued Nasdaq listing of the Company’s common stock; the absence of a material adverse change in the business, assets, or operations of the Company; and other customary closing conditions.  In addition to the foregoing, the Share Exchange Agreement contains other customary and negotiated representations, warranties, and covenants, including a covenant not to solicit alternative transactions.  Under the agreement, Seller is required to deliver to the Company audited financial statements for Hanfor for the 2019 and 2018 fiscal years, with such audited financial statements required to be delivered by May 31, 2020 (subject to extension to June 30, 2020 under specified circumstances).  The Company expects to file a preliminary proxy statement relating to the Share Exchange Transaction as soon as practicable following the receipt of such financial statements.

In connection with the execution of the Share Exchange Agreement, the Company and Seller entered into a Stock Purchase Agreement, dated March 23, 2020, pursuant to which Seller agreed to purchase from Company an aggregate of 520,833 shares of Company common stock at a price of $2.40 per share, of which 104,167 shares were purchased on March 23, 2020 and 416,666 shares are required to be purchased within 14 days of March 23, 2020 (the “Stock Purchase Agreement”).

The Share Exchange Agreement provides that, within 5 days of the purchase by Seller of all 520,833 shares under the Stock Purchase Agreement, Seller may appoint a member to the Company’s board of directors, provided that such director designee of Seller shall be reasonably satisfactory to the board of directors.  The Share Exchange Agreement also contains a provision that permits Seller to restructure the transaction by adding or substituting assets in the event that Company stockholder approval is not obtained or cannot be obtained due to reasons relating to the SEC, Nasdaq, or other reasons.

The Share Exchange Agreement provides that the parties will have specified termination rights, and further provides that, upon termination of the Share Exchange Agreement under specified circumstances, the Company may be required to pay Hanfor a termination fee of $500,000 (but only in the event of a termination by reason of the Company’s acceptance of a superior proposal), reimburse Hanfor’s transaction expenses, and/or repurchase the shares purchased under the Stock Purchase Agreement.  The Share Exchange Agreement may be terminated by any party if the closing of the Exchange Transaction does not occur by November 1, 2020, which under certain circumstances can be extended to March 31, 2021.

In connection with the execution of the Share Exchange Agreement, CGR63, LLC (an entity owned by Bruce Rodgers, the Company’s President and Chief Executive Officer, and his wife) entered into a voting agreement pursuant to which it agreed to vote the 878,433 shares of Company common stock held by it in favor of the Exchange Transaction.   CGR63, LLC also entered into a lock-up agreement pursuant to which it agreed not to transfer or sell its Company common stock for a period of 90 days following the closing of the Exchange Transaction, subject to specified exceptions.

The foregoing descriptions of the Share Exchange Agreement and Stock Purchase Agreement do not purport to be complete and are qualified by reference to the full text of the Share Exchange Agreement and Stock Purchase Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporate herein by reference.

The Share Exchange Agreement and Stock Purchase Agreement have been included only to provide investors and security holders with information regarding the terms of such agreements and not to provide any other factual information about the Company or other parties to the agreements. The Share Exchange Agreement and Stock Purchase Agreement contain representations, warranties and covenants that the parties to the agreements made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Share Exchange Agreement and Stock Purchase Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of such agreements, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the agreements. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Share Exchange Agreement and Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 3.02.  Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by this reference.

The issuance of shares of Company common stock to Seller pursuant to the Share Exchange Agreement and the Stock Purchase Agreement is and will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Share Exchange Agreement, dated March 23, 2020, among LM Funding America, Inc., Hanfor (Cayman) Limited, and BZ Industrial Limited.
10.1	Stock Purchase Agreement, dated March 23, 2020, between LM Funding America, Inc. and BZ Industrial Limited.

*  Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request, provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

***

Important Information About the Exchange Transaction and Where to Find It

In connection with the Exchange Transaction, the Company intends to file a preliminary proxy statement and a definitive proxy statement with the SEC.  The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statements and documents incorporated by reference therein filed in connection the Exchange Transaction, as these materials will contain important information about the Exchange Transaction. When available, the definitive proxy statement and other relevant materials for the Exchange Transaction will be mailed to stockholders of the Company as of a record date to be established for voting on the Exchange Transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: LM Funding America, Inc., 1200 W. Platt St., Suite 1000, Tampa, Florida 33606, Attention: Chief Financial Officer, (813) 362-6488.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Exchange Transaction. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to LM Funding America, Inc., 1200 W. Platt St., Suite 1000, Tampa, Florida 33606, Attention: Chief Financial Officer, (813) 362-6488. Additional information regarding the interests of such participants will be contained in the proxy statement for the Exchange Transaction when available.

Hanfor and Seller and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Exchange Transaction.  A list of the names of such directors and executive officers and information regarding their interests in the Exchange Transaction will be included in the proxy statement for the proposed transaction when available.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties.  These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, our ability to obtain Nasdaq approval of the Exchange Transaction, and the risk of obtaining a fairness opinion and stockholder approval of the Exchange Transaction. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Dated: March 27, 2020